UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2021

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37769	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Third Street, Suite 2241 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, no par value per share	VBIV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On September 3, 2021, VBI Vaccines Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC to act as the Company’s sales agent and/or principal (“Agent”), with respect to the issuance and sale of up to $125,000,000 of the Company’s common shares, no par value per share (the “Shares”), from time to time in an at-the-market public offering.

Upon delivery of an issuance notice and subject to the terms and conditions of the Sales Agreement, Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. The Company may sell the Shares in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Sales Agreement, but it has no obligation to sell any of the Shares under the Sales Agreement. In addition, if expressly authorized by the Company, Agent may also sell the Shares in privately negotiated transactions.

The Company or Agent may suspend or terminate the offering of Shares upon notice to the other party and subject to other conditions. Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares, subject to the terms of the Sales Agreement. The Sales Agreement will automatically terminate when the sale of the Shares reaches an aggregate offering amount equal to $125,000,000, or sooner if terminated as permitted therein.

The Company will pay Agent a commission of up to 3.0% of the gross proceeds from the sale of the Shares pursuant to the Sales Agreement.

The Sales Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended. A copy of the Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Sales Agreement is qualified in its entirety by reference to Exhibit 1.1 to this Current Report on Form 8-K.

The Shares will be sold and issued pursuant to a shelf registration statement on Form S-3 (File No. 333-240266), which became automatically effective upon filing with the Securities and Exchange Commission on July 31, 2020, and a prospectus supplement and the accompanying prospectus relating to the at-the-market offering have been filed with the Securities and Exchange Commission on September 3, 2021.

This Current Report on Form 8-K, including the exhibits filed herewith, is not an offer to sell or the solicitation of an offer to buy the Shares or any other securities of the Company, nor shall there by any offer, solicitation or sale of the Shares or any other securities of the Company in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Open Market Sale Agreement, dated September 3, 2021, by and between VBI Vaccines Inc. and Jefferies LLC.
5.1	Opinion of Stikeman Elliott LLP.
5.2	Opinion of Stikeman Elliott LLP regarding the validity of certain of the securities registered on Form S-3ASR
23.1	Consent of Stikeman Elliott LLP (included in Exhibit 5.1).
23.2	Consent of Stikeman Elliott LLP (included in Exhibit 5.2).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: September 3, 2021	By:	/s/ Jeff Baxter
Jeff Baxter
President and Chief Executive Officer